Exhibit 23.1

                        [LETTERHEAD OF BASMAN SMITH LLP]

September 22, 2003

Stake Technology Ltd.
2838 Highway 7
Norval, Ontario
LOP 1KO

Dear Sirs/Mesdames:

Re:   Stake Technology Ltd. Form S-3 Registration Statement
      196,809 Common Shares without par value ("Common Shares").

            We have acted as Canadian counsel for Stake Technology Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company under the Securities Act of 1933 of the United States relating to the sale of the Common Shares by the selling Shareholders named in the Registration Statement. You have requested our opinion with respect to the matters set forth below.

            In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Common Shares of the Company to the selling Shareholders and, in addition, we have made such legal and factual examinations of the corporate records of the Company and applicable laws as we have considered necessary or appropriate in the circumstances.

            We are opining herein as the effect on the subject Common Shares only of the Canada Business Corporations Act ("CBCA") and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction.

            Based upon the foregoing, we hereby advise you that in our opinion:

      1. The Company has been duly incorporated under the CBCA, and is validly existing and in good standing as a Canada corporation under the CBCA.

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      2. The Common Shares have been duly authorized and are validly paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the captions "Enforceability of Civil Liabilities", "Legal Matters" and "Exhibits".

Yours very truly,

BASMAN SMITH LLP

 /s/ Basman Smith LLP